EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 21, 2025 relating to the financial statements of Penguin Solutions, Inc. and the effectiveness of Penguin Solutions, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Penguin Solutions, Inc. for the year ended August 29, 2025.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 1, 2026